PORTLAND GENERAL ELECTRIC COMPANY

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

Effective as of March 12, 2003

TABLE OF CONTENTS

Page

ARTICLE I PURPOSE *

1.1 Purpose *

1.2 Effective Date *

ARTICLE II DEFINITIONS *

2.1 Actuarially Equivalent *

2.2 Administrative Committee *

2.3 Basic Plan *

2.4 Basic Plan Offset *

2.5 Board *

2.6 Cause *

2.7 Change in Control *

2.8 Company *

2.9 Compensation Committee *

2.10 Credited Service *

2.11 Dependent *

2.12 Direct Subsidiary *

2.13 Disability *

2.14 Earnings *

2.15 Employment *

2.16 Final Average Earnings *

2.17 Final Earnings *

2.18 Indirect Subsidiary *

2.19 Other Retirement Income *

2.20 Participant *

2.21 Participating Employer *

2.22 Plan *

2.23 Retirement *

2.24 Senior Officer *

2.25 Spouse *

ARTICLE III ELIGIBILITY *

3.1 Eligibility *

3.2 Retirement *

3.3 Forfeitures *

ARTICLE IV AMOUNT, FORM AND PAYMENT OF SUPPLEMENTAL BENEFIT *

4.1 Normal Retirement Benefit *

4.2 Early Retirement Benefit *

4.3 Separation from Service Benefit *

4.4 Postponed Retirement Benefit *

4.5 Retention of Accrued Benefit *

4.6 Reduction of Benefits *

4.7 Unreduced Benefit Date *

4.8 Commencement of Benefits *

4.9 Form of Benefit *

ARTICLE V PRE-RETIREMENT SURVIVOR BENEFITS *

5.1 Survivor Benefit *

5.2 Benefit Payment *

5.3 Dependent Benefit *

5.4 Cessation of Benefit Upon Remarriage *

ARTICLE VI DISABILITY BENEFITS *

6.1 Disability Retirement *

6.2 Disability Benefit *

6.3 Form and Commencement of Benefits *

6.4 Survivor and Dependent Benefits *

6.5 Evidence of Continued Disability *

ARTICLE VII ADMINISTRATION *

7.1 Administrative Committee; Duties *

7.2 Agents *

7.3 Binding Effect of Decisions *

7.4 Indemnity of Administrative Committee; Compensation Committee *

7.5 Availability of Plan Documents *

7.6 Cost of Plan Administration *

ARTICLE VIII CLAIMS PROCEDURE *

8.1 Claim *

8.2 Denial of Claim *

8.3 Review of Claim *

8.4 Final Decision *

ARTICLE IX TERMINATION OR AMENDMENT *

9.1 Amendment *

9.2 Termination *

ARTICLE X MISCELLANEOUS *

10.1 Unfunded Plan *

10.2 Liability *

10.3 Trust Fund *

10.4 Nonassignability *

10.5 Payment to Guardian *

10.6 Not a Contract of Employment *

10.7 Protective Provision *

10.8 Terms *

10.9 Governing Law *

10.10 Validity *

10.11 Notice *

10.12 Successors *

PORTLAND GENERAL ELECTRIC COMPANY

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

  PURPOSE

    Purpose

    The principal objectives of this Supplemental Executive Retirement Plan are to provide key executives with competitive retirement benefits, protect against reductions in retirement benefits due to tax law limitations on qualified plans and to facilitate early retirement. The Plan is designed to provide a benefit which, when added to other retirement income of the executive, will meet this objective.

    Effective Date

  Prior to March 12, 2003, the Portland General Electric Company (the "Company") was a participating employer in the Portland General Holdings, Inc. Supplemental Executive Retirement Plan ("PGH SERP"). The Company's liabilities under the PGH SERP consisted solely of liabilities attributable to benefits accrued during the time that participants in the PGH SERP were employed by and reported on the payroll of the Company or World Trade Center Northwest Corporation ("PGE Liabilities"). The Plan is hereby established by the Company effective March 12, 2003, as a successor plan with respect to all of the PGE Liabilities; on March 12, 2003, all of the PGE Liabilities as of the close of business on March 11, 2003, were transferred to the Plan, so that the Company had no remaining liability for the payment of any benefits under the PGH SERP, and all of the PGE Liabilities became the obligation of the Company under the Plan. Further, neither the Plan nor the Company assumes or has any liability for the payment of any benefits owed by any other participating employers in the PGH SERP, whether by reason of the Plan's establishment, its sponsorship by the Company, the transfer of the PGE Liabilities to the Plan, or otherwise.

  DEFINITIONS

    Actuarially Equivalent

    "Actuarially Equivalent" shall mean the equivalence in value between two or more forms and/or times of payment based upon a determination by an actuary chosen by the Administrative Committee using sound actuarial assumptions at the time of such determination and applied on a uniform and consistent basis for all Participants.

    Administrative Committee

    "Administrative Committee" shall mean the persons designated by the Board to administer the Plan.

    Basic Plan

    "Basic Plan" shall mean the Participating Employers' Pension Plan or Plans, as may be amended from time to time, and any successor defined benefit retirement income plan or plans maintained by the Participating Employers which qualify under Section 401(a) of the Internal Revenue Code.

    Basic Plan Offset

    "Basic Plan Offset" shall mean the amount of benefit that would be paid from the Basic Plan to a Participant, assuming eligible compensation used to calculate such benefit includes amounts deferred under any Participating Employer sponsored non-qualified deferred compensation plan, in the form of a straight life annuity from the Early, Normal, Disability or Postponed Retirement Date, regardless of the amount actually paid or the actual method of payment under the Basic Plan.

    Board

    "Board" shall mean the Board of Directors of Portland General Electric Company.

    Cause

    "Cause" shall mean:

      The final conviction (or, without limitation, confession, plea bargain, plea of nolo contendere or similar disposition in a court of law) of a Participant of a felony connected with or related to or which affects the performance of Participant's obligations as an employee of a Participating Employer;

      Perpetration of fraud against or affecting a Participating Employer; or

      Misfeasance or malfeasance in connection with a Participant's employment with a Participating Employer.

    Change in Control

    A "Change in Control" shall mean:

      Any "person," as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than Portland General Electric Company ("PGE"), any trustee or other fiduciary holding securities under an employee benefit plan of PGE, or any Employer owned, directly or indirectly, by the stockholders of PGE in substantially the same proportions as their ownership of stock of PGE), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities representing thirty percent (30%) or more of the combined voting power of PGE's then outstanding voting securities; or

      During any period of two (2) consecutive years (not including any period prior to the execution of this Agreement), individuals who at the beginning of such period constitute the Board, and any new director whose election by the Board or nomination for election by PGE's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors as of the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof.

    Company

    "Company" shall mean Portland General Electric Company, an Oregon corporation.

    Compensation Committee

    "Compensation Committee" shall mean the Compensation Committee of the Board.

    Credited Service

    "Credited Service" shall mean a Participant's Years of Credited Service or Benefit Service as defined in the Basic Plan. A Participant may, at the option of the Compensation Committee, be credited with additional Years of Credited Service. Such additional Years of Service may be for calculation of the benefit under Section 4.1 or Section 4.2 or calculation of the unreduced Benefit Date under Section 4.7 and may be in different amounts for each purpose. "Credited Service" shall also include all periods credited as such under the PGH SERP through March 11, 2003.

    Dependent

    "Dependent" shall mean an unmarried child of the Participant until the age of nineteen (19) (age twenty-six (26) if a full time student). An unmarried child may also qualify as a Dependent by reason of mental retardation or physical handicap for as long as the condition exists, if such child qualifies as a dependent under regulations set forth by the Internal Revenue Service by reason of such mental retardation or physical handicap.

    Direct Subsidiary

    "Direct Subsidiary" shall mean any corporation of which a Participating Employer owns at least eighty percent (80%) of the total combined voting power of all classes of its stock entitled to vote.

    Disability

    "Disability" shall mean the inability of a Participant to perform with reasonable continuity the material duties of any gainful occupation for which the Participant is reasonably fitted by education, training and experience.

    Earnings

    "Earnings" shall mean total annual base salary, before any reductions pursuant to voluntary deferrals by the employee under Participating Employer-sponsored plans; plus any cash annual incentive compensation awards; plus any cash long-term incentive awards earned prior to January 1, 1987, but excluding any other long-term incentive awards. For purposes of determining Earnings for any particular year, Earnings for the year shall consist of base salary, cash annual incentive compensation awards, and cash long-term incentive awards earned prior to January 1, 1987, earned during that year. "Earnings" shall also include all amounts credited as such under the PGH SERP through March 11, 2003.

    Employment

    "Employment" shall mean the period or periods during which an individual is an employee of one or more Participating Employers. "Employment" shall also include all periods credited as such under the PGH SERP through March 11, 2003.

    Final Average Earnings

    "Final Average Earnings" shall mean a Participant's highest average of any three consecutive years' Earnings during the final ten (10) years of Employment. If the Participant has fewer than three (3) years of Employment, then his Final Average Earnings shall be determined based on the average of the actual Employment period.

    Final Earnings

    "Final Earnings" shall mean the Participant's Earnings for the year ending on the date a Change in Control under Section 2.7 occurs.

    Indirect Subsidiary

    "Indirect Subsidiary" shall mean any corporation of which a Participating Employer directly and constructively owns at least eighty percent (80%) of the total combined voting power of all classes of its stock entitled to vote. In determining the amount of stock of a corporation that is constructively owned by a Participating Employer, stock owned, directly or constructively, by a corporation shall be considered as being owned proportionately by its shareholders according to such shareholders' share of voting power of all classes of its stock entitled to vote.

    Other Retirement Income

    "Other Retirement Income" shall mean retirement income payable to a Participant as set forth below:

      For other than Disability Retirement: Any periodic income continuance, severance payments or other defined benefit retirement payments from a Participating Employer.

      For Disability Retirement: Income from the Portland General Electric Company Long-Term Disability Plan or any other long-term disability plan sponsored by a Participating Employer.

    Participant

    "Participant" shall mean an employee of a Participating Employer who was also a Senior Officer as defined in Section 2.25 and was designated in writing as a Participant by the "Senior Administrative Officer" under the PGH SERP prior to June 25, 1997.

    Participating Employer

    "Participating Employer" shall mean Company or any affiliated or subsidiary company designated by the Board as a Participating Employer under the Plan, as long as such designation has become effective and continues to be in effect. The designation as a Participating Employer shall become effective only upon the acceptance of such designation and the formal adoption of the Plan by a Participating Employer. A Participating Employer may revoke its acceptance of designation as a Participating Employer at any time, but until it makes such revocation, all of the provisions of this Plan and any amendments thereto shall apply to the Participants and their Beneficiaries of the Participating Employer.

    PGH SERP

    "PGH SERP" shall mean the Portland General Holdings, Inc. Supplemental Executive Retirement Plan.

    2.23 Plan

    "Plan" shall mean the Portland General Electric Company Supplemental Executive Retirement Plan, as may be amended from time to time.

    Retirement

    "Retirement" and "Retire" shall mean the termination of a Participant's Employment with Portland General Electric Company and any and all Direct or Indirect Subsidiaries or affiliates of Portland General Electric Company on one of the Retirement dates specified in Section 3.2.

    Senior Officer

    "Senior Officer" shall mean the Chief Executive Officer, the President, Division Presidents, all Senior Vice Presidents, all Vice Presidents, the Treasurer and the Controller of the Participating Employer, all as elected or appointed by the board of directors of the Participating Employer.

    Spouse

  "Spouse" shall mean an individual who is a spouse as defined under the Basic Plan.

  ELIGIBILITY

    Eligibility

    Eligibility to participate shall be limited to those employees who have attained the position of Senior Officer and were designated in writing as a Participant by the "Senior Administrative Officer" under the PGH SERP prior to June 25, 1997, or those employees who have previously been selected as Participants.

    Retirement

    Each Participant is eligible to Retire and receive a benefit under this Plan beginning on one of the following dates:

      Normal Retirement Date, which is the first day of the month following the month in which the Participant reaches age sixty-five (65);

      Early Retirement Date, which is the first day of any month following the month in which the Participant reaches age fifty-five (55) and has completed five (5) years of Employment with Portland General Electric Company and any Direct and Indirect Subsidiaries or affiliates of Portland General Electric Company;

      Postponed Retirement Date, which is the first day of the month following the Participant's Normal Retirement Date in which the Participant terminates Employment with Portland General Electric Company and any and all Direct and Indirect Subsidiaries or affiliates of Portland General Electric Company; or

      Disability Retirement Date, which is the first day of the month following six (6) months of Disability as certified by the Administrative Committee.

    Forfeitures

    A Participant who is receiving, or may be entitled to receive, a benefit shall forfeit any right to receive benefits if one of the following occurs:

      The Participant is discharged for Cause, as determined by the Compensation Committee;

      The Participant performs services for an organization where there is a conflict of interest which is adverse to the Company's interest, as determined by the Compensation Committee; or

      The Participant voluntarily terminates employment without providing for transition in disregard of the Company's best interests, as determined by the Compensation Committee.

  AMOUNT, FORM AND PAYMENT OF SUPPLEMENTAL BENEFIT

    Normal Retirement Benefit

    The annual benefit payable at a Normal Retirement Date under the Plan shall equal:

      Three percent (3%) of Final Average Earnings for each of the first fifteen (15) years of Credited Service, plus one and one half percent (1.5%) of Final Average Earnings for each of the next ten (10) years of Credited Service, plus, for service accrued prior to March 1, 1988, three-quarters of one percent (0.75%) for each year of Credited Service in excess of twenty-five (25) (Annual Supplemental Benefit);

        less any Basic Plan Offset;

        less any Other Retirement Income.

    Early Retirement Benefit

      The annual benefit payable at an Early retirement Date shall equal the Annual Supplemental Benefit based on Credited Service to the Early Retirement Date, reduced in accordance with Section 4.6 as appropriate;

        less any Basic Plan Offset;

        less any Other Retirement Income.

      An additional benefit ("Temporary Social Security Supplement") shall be payable to a Participant who commences benefits on an Early Retirement Date which is prior to the earliest date the Participant is eligible for retirement benefits under the Social Security Act. Such Temporary Social Security Supplement shall not be payable during any period when the Participant is eligible to collect Social Security disability benefits. Such Temporary Social Security Supplement shall equal the Social Security benefit payable at such earliest date based on calculation procedures in the Basic Plan. Such amount shall be payable until the earlier of:

        the earliest date the Participant is eligible for Social Security retirement benefits; or

        the Participant's date of death.

    Separation from Service Benefit

    The annual benefit payable at a date of separation from service other than as a result of Retirement or Disability shall equal:

      Annual Supplemental Benefit based on Credited Service and Final Average Earnings as of the Participant's date of separation from service, reduced in accordance with Section 4.6 as appropriate;

        less any Basic Plan Offsets;

        less any Other Retirement Income.

      The benefit shall commence on the first day of the month following such date that would have constituted an Early Retirement Date had the Participant remained employed.

    Postponed Retirement Benefit

    The annual benefit payable at a Postponed Retirement Date shall be equal to the benefit determined in accordance with Section 4.1 based on Credited Service and Final Average Earnings as of the Participant's Postponed Retirement Date.

    Retention of Accrued Benefit

    In the event a Participant is transferred to an employer who is not a Participating Employer, the benefit payable at Retirement Date shall be calculated based on Credit Service and Final Average Earnings with all Participating Employers and as of the last date of Employment with a Participating Employer. In the event a Participant is transferred to a position other than that of Senior Officer, the benefit payable at Retirement Date shall be calculated based on Credited Service and Final Average Earnings as a Senior Officer as of the last day such Senior Officer status was held with all Participating Employers.

    0

    Reduction of Benefits

    In the event that a benefit calculated under Sections 4.2 or 4.3 is to commence prior to the Unreduced Benefit Date such benefit shall be reduced by seven-twelfths of one percent (7/12%) for each month by which the date of benefit commencement precedes the Unreduced Benefit Date.

    Unreduced Benefit Date

    "Unreduced Benefit Date" shall mean the earlier of:

      The first of the month following the date the Participant attains age sixty-two (62), or

      The earliest date when the sum of the Participant's age and Credited Service would total eighty-five (85) years.

    Commencement of Benefits

    Benefits payable in accordance with Sections 4.1, 4.2 and 4.4 shall commence on the first day of the month following the Participant's Retirement and shall continue to be paid on the first day of each succeeding month until the first day of the month following the later of the death of the Participant or the death of the Participant's Spouse.

    Form of Benefit

    The benefits under this Plan shall be payable as follows:

      If the Participant is unmarried when benefits begin, a straight life annuity; or

      If the Participant is married when benefits begin, an annuity in the same amount as 4.9-1 for the life of the Participant and an annuity of fifty percent (50%) of that mount continuing to the Participant's Spouse for the life of Participant's Spouse, if the Participant predeceases the Spouse.

4.10 Nonduplication of Benefits

No benefits shall be earned under this Plan with respect to Credited Service and Earnings taken into account in determining benefits under the PGH SERP. The PGE Liabilities shall be payable under this Plan, but no benefits shall be earned under this Plan which duplicate benefits earned under the PGH SERP.

  PRE-RETIREMENT SURVIVOR BENEFITS

    Survivor Benefit

    If a Participant should die before actual Retirement, the Spouse will receive a benefit equal to:

      Fifty percent (50%) of the amount of the Participant's Annual Supplemental Benefit determined in accordance with Section 4.1, based on the Final Average Earnings at death but assuming Credited Service continued to accrue until Normal Retirement Date;

      Less any benefits to such Spouse actually payable from the Basic Plan.

    Benefit Payment

    Spouse benefits will be payable monthly, and will commence on the first day of the month following the month in which the Participant dies. The last payment will be on the first day of the month in which the Spouse dies, or such other date pursuant to the provisions of Section 5.4. Payments may commence to eligible Dependents pursuant to Section 5.3.

    Dependent Benefit

    If no eligible Spouse survives the Participant, or if the surviving Spouse who was eligible for payment under this Section dies with eligible Dependents remaining, the benefit determined in Section 5.1 above shall be payable to any eligible Dependents in equal shares. Such monthly benefit shall be paid each Dependent until such person fails to qualify as a Dependent.

    Cessation of Benefit Upon Remarriage

  In the event a Spouse receiving benefits under this Plan remarries, such Spouse will stop receiving, as of the date of remarriage, any further monthly benefits from this Plan (including future benefits to any Dependents). However, in lieu of any further monthly benefits from this Plan, a Spouse will receive six (6) months of benefits in a lump sum within forty-five (45) days after the Administrative Committee is notified of such remarriage.

  DISABILITY BENEFITS

    Disability Retirement

    In the event a Participant suffers a Disability after completing two (2) years of Employment, the Participant shall be entitled to Retire on a Disability Retirement Date.

    Disability Benefit

    The annual Disability benefit shall be equal to the benefit determined in accordance with Section 4.1, based on projected years of Credit Service to Normal Retirement and based on Final Average Earnings determined as of the last day of Employment with Participating Employer before commencement of Disability.

    Form and Commencement of Benefits

    Disability benefits will be payable monthly and will commence on the Participant's Disability Retirement Date. The last Disability payment will be as of the first day of the month during which a disabled Participant either recovers, dies or retires under the Basic Plan. In the case of a disabled Participant, recovery will be determined by the Administrative Committee. If the Participant retires under the Basic Plan, retirement benefits shall be payable pursuant to Sections 4.1, 4.2 or 4.4 of this Plan based on years of Credited Service at Retirement date and Final Average Earnings assuming no change in Earnings at his Disability Retirement Date.

    Survivor and Dependent Benefits

    In the event a disabled Participant dies, the Participant's Spouse and Dependents shall be eligible for Pre-Retirement Survivor Benefits as set out in ARTICLE V.

    Evidence of Continued Disability

  The Administrative Committee may require, no more frequently than once per calendar year, that a disabled Participant submit medical evidence of continued Disability satisfactory to the Administrative Committee. The Disability benefit may be discontinued based on a consideration of such evidence or lack thereof.

  ADMINISTRATION

    Administrative Committee; Duties

    This Plan shall be administered by the Administrative Committee appointed by the Board. Members of the Administrative Committee may be Participants under the Plan. The Administrative Committee shall have the authority to make, amend, interpret, and enforce all appropriate rules and regulations for the administration of the Plan and decide or resolve any and all questions, including interpretations of the Plan, as may arise in connection with the Plan. The Administrative Committee shall report to the Compensation Committee on an annual basis regarding Plan activity and at such other times as may be requested by the Compensation Committee.

    Agents

    In the administration of this Plan, the Administrative Committee may, from time to time, employ agents and delegate to such agents, including employees of any Participating Employer, such administrative duties as he sees fit, and may from time to time consult with counsel who may be counsel to any Participating employer.

    Binding Effect of Decisions

    The decision or action of the Administrative Committee with respect to any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated hereunder shall be final, conclusive and binding upon all persons having any interest in the Plan.

    Indemnity of Administrative Committee; Compensation Committee

    Each Participating Employer shall indemnify and hold harmless the Administrative Committee, the Compensation Committee, and their individual members against any and all claims, loss, damage, expense or liability arising from any action or failure to act with respect to this Plan, except in the case of gross negligence or willful misconduct.

    Availability of Plan Documents

    Each Participant shall receive a copy of this Plan, and the Administrative Committee shall make available for inspection by any Participant a copy of the rules and regulations used in administering the Plan.

    Cost of Plan Administration

  The Company shall bear all expenses of administration of this Plan. However, a ratable portion of the expense shall be charged back to each Participating Employer.

  CLAIMS PROCEDURE

    Claim

    Any person claiming a benefit, requesting an interpretation or ruling under the Plan or requesting information under the Plan shall present the request in writing to the Administrative Committee or his delegatee who shall respond in writing as soon as practicable.

    Denial of Claim

    If the claim or request is denied, the written notice of denial shall state:

      The reasons for denial, with specific reference to the Plan provisions on which the denial is based.

      A description of any additional material or information required and an explanation of why it is necessary.

      An explanation of the Plan's claim review procedure.

    Review of Claim

    Any person whose claim or request is denied or who has not received a response within thirty (30) days may request review by notice given in writing to the Administrative Committee. The claim or request shall be reviewed by the Administrative Committee, who may, but shall not be required to, grant the claimant a hearing. On review, the claimant may have representation, examine pertinent documents and submit issues and comments in writing.

    Final Decision

  The decision by the Administrative Committee on review shall normally be made within sixty (60) days. If an extension of time is required for a hearing or other special circumstances, the claimant shall be notified and the time limit shall be one hundred twenty (120) days. The decision shall be in writing and shall state the reasons and relevant plan provisions. All decisions on review shall be final and bind all parties concerned.

  TERMINATION OR AMENDMENT

    Amendment

    The Administrative Committee may amend the Plan from time to time as may be necessary for administrative purposes and legal compliance of the Plan, provided, however, that no such amendment shall affect the benefit rights of Participants or Beneficiaries in the Plan. The Compensation Committee may amend the Plan at any time, provided, however, that no amendment shall be effective to decrease or restrict the rights of Participants and Beneficiaries to the benefit accrued at the time of the amendment.

    Termination

  The board of directors of each Participating Employer may at any time, in its sole discretion, terminate or suspend the Plan in whole or in part for that Participating Employer. However, no such termination or suspension shall adversely affect the benefits of Participants which have accrued prior to such action, the benefits of any Participant who has previously retired, the benefits of any Beneficiary of a Participant who has previously died, or already accrued Plan liabilities between Participating employers.

  MISCELLANEOUS

    Unfunded Plan

    This Plan is intended to be an unfunded plan maintained primarily to provide deferred compensation benefits for a select group of "management or highly-compensated employees" within the meaning of Sections 201, 301, and 401 of the Employee Retirement Income Security Act of 1974, as amended (ERISA), and therefore to be exempt from the provisions of Parts 2, 3, and 4 of Title I of ERISA. Accordingly, the Board may terminate the Plan, subject to Section 9.2 of this Plan, or remove certain employees as Participants if it is determined by the United States Department of Labor or a court of competent jurisdiction that the Plan constitutes an employee pension benefit plan within the meaning of Section 3(2) of ERISA (as currently in effect or hereafter amended) which is not so exempt.

    Liability

      Liability for Benefits. Except as otherwise provided in this section, liability for the payment of a Participant's benefit pursuant to this Plan shall be borne solely by the Participating Employer that employs the Participant and reports the Participant as being on its payroll during the accrual or increase of the Plan benefit, and no liability for the payment of any Plan benefit shall be incurred by reason of Plan sponsorship or participation except for the Plan benefits of a Participating Employer's own employees. Provided, however, that each Participating Employer, by accepting the Board's designation as a Participating Employer under the Plan and formally adopting the Plan, agrees to assume secondary liability for the payment of any benefit accrued or increased while a Participant is employed and on the payroll of a Participating Employer that is a Direct Subsidiary or Indirect Subsidiary of the Participating Employer at the time such benefit is accrued or increased. Such liability shall survive any revocation of designation as a Participating Employer with respect to any liabilities as accrued at the time of such revocation. Nothing in this section shall be interpreted as prohibiting any Participating Employer or any other person from expressly agreeing to assumption of liability for a Plan Participant's payment of any benefits under the Plan.

      Unsecured General Creditor. Participants and their Beneficiaries, heirs, successors, and assigns shall have no secured legal or equitable rights, interest or claims in any property or assets of Participating Employer, nor shall they be Beneficiaries of, or have any rights, claims or interests in any life insurance policies, annuity contracts or the proceeds therefrom owned or which may be acquired by Participating Employer. Except as provided in Section 10.3, such policies, annuity contracts or other assets of Participating Employer shall not be held under any trust for the benefit of Participants, their Beneficiaries, heirs, successors or assigns, or held in any way as collateral security for the fulfilling of the obligations of Participating Employer under this Plan. Any and all of Participating Employer's assets and policies shall be, and remain, the general, unpledged, unrestricted assets of Participating Employer. Participating Employer's obligation under the Plan shall be that of an unfunded and unsecured promise to pay money in the future.

    Trust Fund

    At its discretion, each Participating Employer, jointly or severally, may establish one or more trusts, with such trustees as the Board may approve, for the purpose of providing for the payment of such benefits. Such trust or trusts may be irrevocable, but the assets thereof shall be subject to the claims of Participating Employer's creditors. To the extent any benefits provided under the Plan are actually paid from any such trust, Participating Employer shall have no further obligation with respect thereto, but to the extent not so paid, such benefits shall remain the obligation of, and shall be paid by a Participating Employer.

    Nonassignability

    Neither a Participant nor any other person shall have any right to sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, hypothecate or convey in advance of actual receipt the amounts, if any payable hereunder, or any part thereof, which are, and all rights to which are, expressly declared to be nonassignable and nontransferable. No part of the amount payable shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgements, alimony or separate maintenance owed by a Participant or any other person, nor be transferable by operation of law in the event of a Participant's or any other person's bankruptcy or insolvency.

    Payment to Guardian

    If a Plan benefit is payable to a minor or a person declared incompetent or to a person incapable of handling the disposition of property, the Administrative Committee may direct payment of such Plan benefit to the guardian, legal representative or person having the care and custody of such minor or incompetent person. The Administrative Committee may direct payment of such Plan benefit to the guardian, legal representative or person having the care and custody of such minor or incompetent person. The Administrative Committee may require proof of incompetency, minority, incapacity or guardianship as it may deem appropriate prior to distribution of the Plan benefit. Such distribution shall completely discharge the Administrative Committee, the Participating Employer and the Company from all liability with respect to such benefit.

    Not a Contract of Employment

    The terms and conditions of this Plan shall not be deemed to constitute a contract of employment between Participating Employer and the Participant, and the Participant (or the Participant's Beneficiary) shall have no rights against Participating Employer except as may otherwise be specifically provided herein. Moreover, nothing in this Plan shall be deemed to give a Participant the right to be retained in the service of Participating Employer or to interfere with the right of Participating Employer to discipline or discharge a Participant at any time.

    Protective Provision

    A Participant shall cooperate with Participating Employer by furnishing any and all information requested by Participating Employer, in order to facilitate the payment of benefits hereunder, and by taking such physical examinations as Participating Employer may deem necessary and taking such other action as may be requested by Participating Employer.

    Terms

    In this Plan document, unless the context clearly indicates the contrary, the masculine gender will be deemed to include the feminine gender, and the singular shall include the plural.

    Governing Law

    The provisions of this Plan shall be construed and interpreted according to the laws of the State of Oregon, except as preempted by federal law.

    Validity

    If any provision of this Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal and invalid provision had never been inserted herein.

    Notice

    Any notice or filing required or permitted to be given to the Administrative Committee under the Plan shall be sufficient if in writing and hand delivered, or sent by registered or certified mail, to the Administrative Committee or the Secretary of the Participating Employer. Notice mailed to the Participant shall be at such address as is given in the records of the Participating Employer. Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.

    Successors

The provisions of this Plan shall bind and inure to the benefit of Participating Employer and its successors and assigns. The term successors as used herein shall include any corporate or other business entity which shall, whether by merger, consolidation, purchase or otherwise, acquire all or substantially all of the business and assets of Participating Employer, and successors of any such corporation or other business entity.

IN WITNESS WHEREOF, and pursuant to the resolution of the board, the Company has caused this instrument to be executed by its officers thereunto duly authorized this 19 day of

March , 2003.

PORTLAND GENERAL ELECTRIC COMPANY

By: /s/ Arleen N. Barnett

Arleen N. Barnett

Its: Vice President